Exhibit 10.25

Master Subcontractor Agreement

This Master Subcontractor Agreement is made as of January 24, 2022, between CarbonMeta Technologies, Inc., a Delaware corporation whose principal place of business is located at 13110 NE 177th Place, #293, Woodinville, Washington 98072, USA, and all of its subsidiaries, including CarbonMeta Research Ltd. (United Kingdom) and Carbon Source Inc. (USA) (“CARBONMETA”), and and Elder and Associates, LLC, a Virginia limited liability corporation, whose place of business is located at 10289 Latney Road, Fairfax, VA 22032 (“SUBCONTRACTOR”).

1.	SERVICES. SUBCONTRACTOR shall perform the services for CARBONMETA specified on one or more Work Orders documented in the form of Schedule A amendments that may be attached to this Master Subcontractor Agreement.

1.1.	SUBCONTRACTOR shall use its best efforts to perform and complete these services as “work for hire” according to the requirements and schedule documented in the applicable Schedule A amendment(s)

1.2.	CARBONMETA shall evaluate the Work and may accept or reject the Work by giving SUBCONTRACTOR notice within ten (10) business days after CARBONMETA receives the Work, or within such time as agreed upon by the parties. If rejected, SUBCONTRACTOR shall correct the Work free of charge within thirty (30) days after CARBONMETA’s notice, or within the time agreed upon by the parties.

2.	WARRANTIES. SUBCONTRACTOR warrants that SUBCONTRACTOR has the right to enter into this Agreement and further warrants:

2.1.	that the service shall be performed in a good and professional manner;

2.2.	that SUBCONTRACTOR shall at all times comply with CARBONMETA or its client’s security provisions, and other CARBONMETA or client policies and procedures made known to SUBCONTRACTOR;

2.3.	that SUBCONTRACTOR shall not violate or infringe upon any their party rights, including but not limited to property, contract, employment, trade secret, confidential and proprietary information, or any trademark, copyright or patent rights; and

2.4.	that SUBCONTRACTOR shall not violate any applicable federal, state, or local laws, rules or regulations in the performance of services under this Agreement.

3.	OWNERSHIP. All work or materials developed or provided by SUBCONTRACTOR under this Agreement shall be deemed to be work made for hire and owned exclusively by CARBONMETA. Such work or materials shall include and is not limited to data, notes, plans, documentation, specifications, designs, files, software (in source and object code form), upgrades, revisions, modification, or enhancements. In the event such work or materials may not, by operation of law, be work made for hire. SUBCONTRACTOR hereby assigns to CARBONMETA all rights in such work and materials and all copyrights and patents rights therein. SUBCONTRACTOR shall also disclose to CARBONMETA all discoveries, inventions, ideas or techniques (inventions) made by SUBCONTRACTOR in the performance of services under this Agreement. All such Inventions shall also be owned exclusively by CARBONMETA. SUBCONTRACTOR shall execute any document and provide reasonable assistance to CARBONMETA as CARBONMETA may reasonably request to give full effect to CARBONMETA’s ownership rights.

4.	INDEMNIFICATION. SUBCONTRACTOR shall indemnify and hold CARBONMETA, its officers, employees and agents harmless from any and all claims, liability damages, losses and expenses arising from:

4.1.	any personal injury (or death) or damage of any property arising out of or in any way connected with any act or omission by SUBCONTRACTOR in the provision of services under this Agreement;

4.2.	any taxes or other payments owned by SUBCONTRACTOR to any governmental agency as a result of any services provided hereunder, any compensation owed to any employee or subcontractor of SUBCONTRACTOR for services provided hereunder, or any determination that SUBCONTRACTOR is not an independent contractor; and

4.3.	any claim by a third party that the work or materials provided hereunder infringes a copyright, patent, trade secret or other intellectual property right of such third party.

CARBONMETA Master Subcontractor Agreement	Page 1	Saturday, June 11, 2022

Initials and Date		SUBCONTRACTOR
CARBONMETA

5.	INDEPENDENT PARTIES. CARBONMETA and SUBCONTRACTOR are independent business parties.

5.1.	Neither party is an employee, agent or representative of the other party. Neither party shall have any right, power, or authority to enter into any agreement for or on behalf of the other party, or to incur any obligation or liability or otherwise bind the other party.

5.2.	This Agreement does not create an employer-employee relationship, association, joint venture, or partnership between the parties nor imposes any partnership liability upon either party.

5.3.	SUBCONTRACTOR agrees to be responsible for all of SUBCONTRACTOR’s own federal and state/provincial/cantonal taxes, withholding and payroll taxes (e.g., U.S. federal income tax, FICA, FUTA, etc.).

5.4.	SUBCONTRACTOR will fully indemnify CARBONMETA for all such withholding and payroll taxes, and associated interest and penalties, if any, assessed against CARBONMETA in connection with such determination.

6.	CONFIDENTIALITY. In the course of providing services hereunder, SUBCONTRACTOR may have access to confidential and proprietary information and materials of CARBONMETA or its clients (Confidential Information).

6.1.	The terms and conditions of the CARBONMETA Reciprocal Non-Disclosure Agreement entered into by and between the CARBONMETA and SUBCONTRACTOR dated 01/23/2022 (the “Non-Disclosure Agreement” or “NDA”) is incorporated by reference into this Agreement and will apply to all confidential information exchanged by the parties under this Agreement.

6.2.	To maintain the confidentiality of CARBONMETA and its customers, SUBCONTRACTOR agrees to have its employees and agents use CARBONMETA e-mail in order to perform the services hereunder. CARBONMETA e-mail addresses may be obtained by submitting a formal written request to support@carbonmetatech.com.

7.	TERMINATION.

7.1.	Either party has the right to immediately terminate this Agreement without cause upon thirty (30) days prior written notice to the other party.

7.2.	Upon termination of this Agreement, SUBCONTRACTOR shall cease all work and shall promptly provide CARBONMETA, without additional cost to CARBONMETA, all work and materials developed by SUBCONTRACTOR under this Agreement. SUBCONTRACTOR shall also return to CARBONMETA all materials and Confidential Information provided to SUBCONTRACTOR in connection with this Agreement.

8.	NONCOMPETITION AND SOLICITATION. CARBONMETA may, in connection with this Agreement, disclose to SUBCONTRACTOR confidential information regarding CARBONMETA’s clients and the products and services to be provided to such clients by CARBONMETA. In consideration of the fees to be paid hereunder, SUBCONTRACTOR agrees not to solicit such clients directly or indirectly, for any similar products and services during the term of this Agreement and for a period of one (1) year thereafter. SUBCONTRACTOR further agrees not to solicit or approach for employment, either directly or indirectly, any CARBONMETA personnel during the term of this Agreement and for a period of one (1) year thereafter.

9.	PUBLICITY AND TRADEMARKS. Neither party shall publicize or use the name or trademarks of the other party in any manner, or those of CARBONMETA’s clients, without the prior written consent of the other

10.	LIMITATION OF LIABILITY. EXCEPT FOR DAMAGES ARISING FROM ANY NONCOMPLIANCE WITH SECTIONS 2, 3, 4, AND 5 IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF PROFITS, REVENUE, DATA OR USE OR FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, EVEN IF ADVISED OFTHE POSSIBILITY OF SUCH DAMAGES.

11.	NONEXCLUSIVITY. This Agreement is nonexclusive and the parties may enter into similar agreements with other parties without restriction as to number, location and application.

CARBONMETA Master Subcontractor Agreement	Page 2	Saturday, June 11, 2022

Initials and Date		SUBCONTRACTOR
CARBONMETA

12.	NOTICES. Any notice, request, authorization, direction, or other communication under this Agreement shall be deemed given on the day they are (i) deposited in the mail, postage prepaid, certified or registered, return receipt requested; or (ii) sent by air express courier (e.g., DHL, Federal Express or Airborne), charges prepaid, return receipt requested; and addressed as set forth below.

CarbonMeta Technologies Inc.		Elder and Associates, LLC
13110 NE 177th Place, #145 Woodinville, WA 98072 United States of America		10289 Latney Road Fairfax, VA 22032 United States of America

Attention:	Finance Department	Attention:	Bill Elder
Phone:	+1 (844) 698-3777	Phone:	+1 (703) 894-7328
Fax:		Fax:
E-Mail:	finance@carbonmetatech.com	E-Mail:	william.elder1491@gmail.com

13.	NONWAIVER. The failure of either party to insist upon or enforce strict conformance by the other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment of such party’s right unless made in writing and shall not constitute any subsequent waiver or relinquishment.

14.	INVALID PROVISION. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

15.	REMEDIES. The rights and remedies afforded to either party pursuant to any provision of this Agreement are in addition to and do not in any way limit any other rights or remedies afforded to either party by any other provision of this Agreement or by law.

16.	Assignment of Agreement. SUBCONTRACTOR may not assign this Agreement or any obligation hereunder, nor any associated Schedule A Work Order amendments, in whole or in part, without the express written consent of CARBONMETA.

16.1.	In the event that SUBCONTRACTOR would like to subcontract a portion of the work and CARBONMETA agrees to this assignment in writing, SUBCONTRACTOR will enter written agreements with any subcontractors with terms sufficient to permit and require Contractor to comply with the terms of this Agreement. Moreover, SUBCONTRACTOR shall guarantee the performance of such subcontractors and shall defend, indemnify and hold harmless CARBONMETA from any and all claims or liability arising out of subcontractor’s performance or work.

16.2.	Any attempt to assign any rights, duties, or obligations of this Agreement or of without the written consent of CARBONMETA will result in the termination of this Agreement and any associated Schedule A Work Order amendments.

17.	SURVIVAL. Sections 3, 4, 5, 6, 7, 8, 9, 10 and 11 shall survive any termination of this Agreement.

18.	ENTIRE AGREEMENT. This Agreement and any attachment(s) set forth the entire agreement between the parties and supersedes any and all prior or contemporaneous agreements of the parties with respect to the subject matter contained herein. CARBONMETA shall not be bound by, and specifically objects to, any term, condition, or other provision inconsistent with or in addition to any provision of this Agreement that is submitted by SUBCONTRACTOR in any correspondence or any other document, unless CARBONMETA specifically agrees to such provision in a written instrument signed by an authorized representative of CARBONMETA. No change, amendment, or modification of any provision of this Agreement shall be valid unless set forth in a written instrument signed by both parties.

19.	APPLICABLE LAW. This Agreement shall be governed by the laws of the State of Delaware in the United States of America.

20.	ATTORNEY FEES. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys’ fees, costs and other expenses.

CARBONMETA Master Subcontractor Agreement	Page 3	Saturday, June 11, 2022

Initials and Date		SUBCONTRACTOR
CARBONMETA

21.	INVOICES and PAYMENT TERMS.

21.1.	SUBCONTRACTOR must submit invoices and any expenses for the previous period’s work on the following Monday, to the appropriate CARBONMETA project manager for review and approval.

21.2.	Payment terms and conditions shall be specified on each individual Work Order documented in the form of an Schedule A amendment that may be attached to this Master Subcontractor Agreement.

21.2.1.	Unless otherwise specified in writing on an individual Work Order, default payment terms are Net-30.

21.2.2.	Payments from CARBONMETA to SUBCONTRACTOR may be made in the form of cash, S-8 unrestricted OTCPINK:COWI stock, or restricted OTCPINK:COWI stock as mutually agreed upon by CARBONMETA and SUBCONTRACTOR.

21.3.	As specified in accompanying Schedule A Work Order amendments (Fee Schedule and Payment Terms), SUBCONTRACTOR shall submit all invoices to:

CarbonMeta Technologies, Inc.

Attn: Finance Department

13110 NE 177th Place, #145

Woodinville, WA 98072

finance@carbonmetatech.com

21.4.	Submitted invoices shall contain the following information:

Invoice Number

Date of Invoice

Period covered by this Invoice - From/To Dates

Project Code Identification (Number or Name)

Services performed (e.g. hours worked, milestones completed) and amounts due

Pre-approved travel and/or per diem expenses

(if authorized in the Schedule A amendment Fee Schedule and Payment Terms)

CARBONMETA	SUBCONTRACTOR

Signature	Signature

Lloyd T. Spencer	William Elder
Name (Print)	Name (Print)

President	President
Title	Title

Effective Date	Date

Company Tax Identification Number

CARBONMETA Master Subcontractor Agreement	Page 4	Saturday, June 11, 2022

Initials and Date		SUBCONTRACTOR
CARBONMETA